SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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AMERIVEST PROPERTIES INC.

(Name of Registrant as Specified In Its Charter)

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AMERIVEST PROPERTIES INC.

1780 South Bellaire Street, Suite 100

Denver, Colorado 80222

(303) 297-1800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held May 20, 2003

The 2003 annual meeting of stockholders of AmeriVest Properties Inc. will be held on May 20, 2003 at 10:00 a.m. (Denver time) at the Centerra Building Conference Center, 1873 South Bellaire Street, Suite 570, Denver, Colorado 80222, for the following purposes:

1.	To elect three Class 1 directors to our Board of Directors to hold office until the annual meeting of stockholders to be held in the year 2006 and thereafter until their successors are duly elected and have qualified and to elect one Class 2 director to our Board of Directors to hold office until the annual meeting of stockholders to be held in the year 2004 and thereafter until his successor is duly elected and has qualified;

2.	To approve the Articles of Amendment and Restatement of our Articles of Incorporation (the “New Charter”);

3.	To approve the AmeriVest Properties Inc. 2003 Long-Term Incentive Plan; and

4.	To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

Only the stockholders of record as shown on our transfer books at the close of business on March 28th, 2003 are entitled to notice of, and to vote at, the stockholders meeting and any adjournment or postponement of the meeting.

Your vote is important. Regardless of whether you expect to attend the meeting in person, please vote by completing, dating, signing and returning promptly the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instructions on the proxy card. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the stockholders meeting, that the proxy be returned.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

By the Board of Directors

ALEXANDER S. HEWITT

Secretary

Denver, Colorado

April 15, 2003

PROXY STATEMENT

AMERIVEST PROPERTIES INC.

1780 South Bellaire Street, Suite 100

Denver, Colorado 80222

(303) 297-1800

ANNUAL MEETING OF STOCKHOLDERS

to be held

May 20, 2003

This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of AmeriVest Properties Inc., a Maryland corporation, to be voted at the 2003 annual meeting of stockholders of AmeriVest to be held at 10:00 a.m. (Denver time) on May 20, 2003 at the Centerra Building Conference Center, 1873 South Bellaire Street, Suite 570, Denver, Colorado 80222, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about April 15, 2003.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the proposals described in this proxy statement. Shares of common stock in the name of brokers that are not voted are treated as not present at the Annual Meeting. Votes at the Annual Meeting of Stockholders are counted by Inspectors of Election appointed by the chairman of the meeting.

A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the annual meeting, that the proxy be returned.

Only holders of common stock of record as of the close of business on March 28, 2003 will be entitled to vote at the meeting. As of the close of business on March 28, 2003, there were outstanding 11,542,713 shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

The solicitation of proxies is to be made principally by mail. Following the original solicitation, however, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but without compensation for such solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material will be paid by us. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

Unless the context indicates otherwise, the terms “us,” “we,” or “AmeriVest” shall be used in the proxy statement to include AmeriVest Properties Inc. and all its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors is divided into three classes, designated Class 1, Class 2 and Class 3. Directors from each class are elected once every three years for a three-year term. John A. Labate, James F. Etter and Harry P. Gelles currently serve as the Class 1 directors, Charles K. Knight and Jerry J. Tepper serve as the Class 2 directors, and William T. Atkins and Robert W. Holman, Jr. serve as the Class 3 directors.

The terms of Messrs. Labate and Gelles expire at the annual meeting. On behalf of the Board of Directors, the Nominating Committee of the Board of Directors has nominated Messrs. Labate and Gelles for re-election to the Board of Directors as the Class 1 directors and Ms. Patrice Derrington for election to the Board as a Class 1 director. The Board of Directors recommends that each of Messrs. Labate, and Gelles be re-elected and Ms. Derrington be elected to the Board of Directors to serve as the Class 1 directors, to hold office until the 2006 annual meeting of stockholders and until their successors are elected and have qualified.

The term of Mr. Etter also expires at the annual meeting. Currently Mr. Etter is a Class 1 director; however, the Nominating Committee of the Board of Directors has nominated Mr. Etter for re-election to the Board of Directors as a Class 2 director. The Board of Directors recommends that Mr. Etter be re-elected to the Board of Directors as a Class 2 director, to hold office until the 2004 annual meeting of stockholders and until his successor is elected and has qualified.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Messrs. Labate and Gelles, and Ms. Derrington as nominees for election as Class 1 directors, and for Mr. Etter as nominee for election as a Class 2 director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Our by-laws (the “By-Laws”) provide that nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. To be considered, nominations by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of AmeriVest not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If less than 60 days notice of the annual meeting is given to stockholders, as is the case for the 2003 annual meeting of stockholders, written notice of nominations of directors by stockholders must be delivered or mailed, in the manner described above, to the Secretary of AmeriVest no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must set forth the following:

•	the name, age, business address and, if known, residence address of each nominee proposed in the notice;

•	the principal occupation or employment of each such nominee for the five years preceding the date of the notice;

•	the number of shares of stock of AmeriVest that are beneficially owned by each nominee, and

•	any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of AmeriVest.

The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

Each of Messrs. Labate, Etter and Gelles and Ms. Derrington has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of Messrs. Labate, Etter and Gelles or Ms. Derrington will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends that the stockholders vote FOR the election of each of Messrs. Labate, Etter and Gelles and Ms. Derrington to the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers

Set forth in the following table are the names of our directors and executive officers, their respective positions and ages, and the year in which each director was initially elected as a director of AmeriVest. Each director has been elected for a three-year term until the corresponding annual meeting of stockholders and thereafter until his successor is elected and has qualified. Approximately one-third of the director positions are elected at each annual meeting of stockholders. The terms of the directors who are not nominated for election at this year’s annual meeting of stockholders will terminate at the annual meeting of stockholders in the following years: Messrs. Knight and Tepper, the Class 2 directors, in 2004; and Messrs. Atkins and Holman, the Class 3 directors, in 2005. Additional information concerning each of these individuals follows the table.

Name	Age	Position with AmeriVest	Initial Date as Director
Executive Officers and Directors
William T. Atkins	54	Chief Executive Officer, Director and Chairman of the Board	1999
Charles K. Knight	45	President, Chief Operating Officer and Director	1999
John B. Greenman	48	Vice President	—
D. Scott Ikenberry	53	Chief Financial Officer	—
Alexander S. Hewitt	45	Vice President and Secretary	—

Outside Directors
James F. Etter (2)	60	Director	1995
Harry P. Gelles (1)(2)(3)	69	Director	2000
Robert W. Holman, Jr. (2)(3)	59	Director	2001
John A. Labate (1)(3)	54	Director	1995
Jerry J. Tepper (1)(3)	65	Director	2000
Patrice Derrington	47	Nominee for Director	—

(1)	Member of the Audit Committee of the Board.
(2)	Member of the Compensation Committee of the Board.
(3)	Member of the Nominating Committee of the Board.

William T. Atkins has served as a director of AmeriVest since August 1999, as our Chief Executive Officer since December 1999, and as Chairman of the Board since December 2000. Mr. Atkins became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors, LLC (“SRA”). Mr. Atkins has also served as Chairman and a managing member of SRA since December 1999. Since 1990, he has served as President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder. Sheridan Realty Corp. is involved in the commercial real estate business and serves as the general partner of Sheridan Realty Partners, the former owner of Keystone Office Park. Since 1996, Mr. Atkins has also served as general partner of Atkins Ltd. Partnership, an investment company. Since 1996, Mr. Atkins has served as a director of Rock River Trust Company, which is involved in trust administration, and from 1996 through 1998, he served as President of Rock River Trust Company. Prior to forming Sheridan Realty Corp., Mr. Atkins was the President and co-owner of E.K. Williams, an international consulting firm specializing in the franchise industry. Earlier, he was the founder and a senior executive of Watkins Pacific Corporation, a private conglomerate based in Honolulu with multinational operations. Mr. Atkins also developed and managed various real estate developments in Hawaii as a partner in Atkins & Ash. Mr. Atkins earned a Bachelor of Arts degree in economics from Stanford University in 1971.

Charles K. Knight has served as our President and Chief Operating Officer since October 2000, as a director of AmeriVest since August 1999 and as a Vice President and our corporate Secretary from December 1999 to October 2000. Mr. Knight became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of SRA. From December 1999 to December 2002, Mr. Knight served as President and a managing member of SRA. Since 1998, Mr. Knight has served as Vice President and a member of Sheridan Development, LLC. Sheridan Development is involved in the commercial real estate business and serves as the general partner of Sheridan Investments, LLC, the former owner of Sheridan Plaza at Inverness. Since 1996, Mr. Knight has been the owner and served as the President of Abaco Investment Group, a real estate investment company. Earlier, Mr. Knight was a Vice President of Public Storage Inc., a publicly traded REIT, and Vice President and General Counsel of Cardis Corporation, a publicly traded automotive parts distributor, and he worked for several years as a corporate securities attorney with firms in New York and Los Angeles. Mr. Knight received his Bachelor of Arts degree from the University of California at Santa Barbara in 1977, and his Juris Doctor and Masters of Business Administration degrees from the University of California at Los Angeles in 1982. Mr. Knight is licensed to practice law in the States of Colorado and New York and maintains an inactive license in California.

John B. Greenman has served as a Vice President of AmeriVest since January 2000. From December 1999 to December 2002, Mr. Greenman served as Senior Vice President and a member of SRA. Since 1994, he has served as Vice President of Sheridan Realty Corp. and as a senior officer of other Sheridan Group companies. Prior to joining The Sheridan Group, Mr. Greenman was a Senior Director in the Real Estate Capital Markets Group at Continental Bank in Chicago. He first joined Continental in 1979 and held several corporate banking positions, including an assignment to the bank’s London branch. Mr. Greenman also worked at First Interstate Bank. He graduated from Amherst College in 1976 and in 1979 received his Masters of Arts degree from the School of Advanced International Studies at Johns Hopkins University. Mr. Greenman is a member of the Urban Land Institute.

D. Scott Ikenberry has served as our Chief Financial Officer since December 1999. Mr. Ikenberry became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of SRA. From December 1999 to December 2002, Mr. Ikenberry served as Chief Financial Officer and a member of SRA. Mr. Ikenberry has been Chief Financial Officer of Sheridan Realty Corp. and other Sheridan Group companies since August 1993. Prior to joining The Sheridan Group, he was Vice President-Finance of Realties, Inc., a Denver-based real estate development firm. Earlier, Mr. Ikenberry held senior finance positions with several real estate companies in the Denver area. He began his career in public accounting with Peat Marwick Mitchell & Co. in its Denver, Atlanta and Dallas offices. Mr. Ikenberry received his Bachelor of Science degree in Accounting from the University of Denver in 1972 and his Masters in Professional Accounting (Taxation) degree from the University of Texas at Austin in 1976. He is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Accountants.

Alexander S. Hewitt has served as a Vice President of AmeriVest since January 2000 and as corporate Secretary since October 2000. Mr. Hewitt has also served as Vice Chairman of SRA since December 1999. Since

1990, Mr. Hewitt has also served as Vice President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder and has held senior positions with other Sheridan Group companies. Since 1996, Mr. Hewitt has served as a director of Rock River Trust Company, which is involved in trust administration. Prior to founding Sheridan Realty Corp. with Mr. Atkins, Mr. Hewitt was Managing Director of his family’s investment banking group. Earlier, he served as Assistant Treasurer in the international department of Chase Manhattan Bank, and was Managing Director of Archives Inc., a computer manufacturing and marketing firm in Davenport, Iowa. Mr. Hewitt earned a Bachelor of Arts degree in economics and a Bachelor of Science degree in Physics from Knox College in Galesburg, Illinois in 1982.

Outside Directors

James F. Etter served as our President from May 1995 until October 2000, as our Chief Financial Officer from July 1996 until December 1999 and as our Chief Executive Officer from January 1997 until December 1999. From 1994 until May 1995, Mr. Etter acted as a consultant with respect to real estate acquisitions not related to AmeriVest. Mr. Etter received his Masters of Business Administration and his Bachelor of Business Administration degrees from the University of Cincinnati. He is a member of the Financial Executives Institute and the National Investor Relations Institute.

Harry P. Gelles has served as a director of AmeriVest since June 2000. Mr. Gelles has been a private investor since 1985. During 1998, Mr. Gelles briefly served as a Managing Director of Cruttenden Roth, Inc., an investment banking firm. Mr. Gelles has fifteen years experience in investment banking, serving as a senior executive with Goldman Sachs & Company, White Weld & Co. and Dean Witter. Mr. Gelles also has extensive experience in real estate with Del Webb Corporation for eight years and as a private investor in several real estate development projects in Colorado Springs, Phoenix and Sacramento. Mr. Gelles serves on the Board of Directors of Chelsea Management Company, a public investment management company, Scent Air Technologies, Inc. and on numerous private and charitable boards. Mr. Gelles received his Bachelor of Arts and Masters of Business Administration degrees from Harvard University.

Robert W. Holman, Jr. has served as a director of AmeriVest since March 2001. Mr. Holman is also a director of I-Star Financial, a publicly traded finance company. He is the co-founder of TriNet Corporate Realty Trust and served ten years as Chief Executive Officer and Chairman of the Board of TriNet and its predecessor, Holman/Shidler Capital, Inc., until the 1999 merger of TriNet and Starwood Financial. Starwood Financial changed its name to I-Star Financial in April 2000. Mr. Holman graduated from the University of California at Berkeley with a degree in economics, earned a Masters degree in economics from Lancaster University, England, where he was a British Council Fellow, and is a former Harvard University Loeb Fellow. He has served as a board member, director or senior executive for a number of companies in the U.S., Britain and Mexico in the building materials, construction, finance, Internet commerce, real estate and travel industries.

John A. Labate has served as a director of AmeriVest since May 1995. Since September 1999, Mr. Labate has been Vice President and Chief Financial Officer of Applied OpSec, Inc., a provider of anti-counterfeiting technologies. From 1997 to August 1999, Mr. Labate was Vice President and Chief Financial Officer of GeoBiotics, Inc., a Denver based mineral technology company. Prior to 1997, Mr. Labate served as the Chief Financial Officer, Secretary, and Treasurer of Crown Resources Corporation, a publicly traded, Denver, Colorado based international gold mining and exploration company. Mr. Labate received his Bachelor of Science degree in accounting from San Diego State University.

Jerry J. Tepper has served as a director of AmeriVest since December 2000. Mr. Tepper has been President of Tepco, Inc., a privately held real estate investment company, since 1997, President of CF Group Ltd., a privately-held investment company in the retail food business, since 1964, and President of Schoenberg Farms, Inc., a dairy product company, since 1987. Prior to forming Tepco, Mr. Tepper was also a director of Citizens Bank in Westminster, Colorado, when it was purchased by Vectra Bank in 1999. From 1975 through 1980, Mr. Tepper was a director of Regal Petroleum, and from 1979 to 1983, he was a member of the United States Chamber of Commerce Food and Agriculture Committee.

Director Nominees

Patrice Derrington has been nominated to serve as a director by the Nominating Committee of the Board of Directors. Since 1996, Ms. Derrington has served as Managing Director of Victory Capital Management and was the founder and manager of the Victory Real Estate Investment Fund, a mutual fund that owns real estate securities. From March through December 2002 she also served as Vice President of the Lower Manhattan Development Corp., responsible for financial structuring for the revitalization of Lower Manhattan and projects related to redevelopment of the World Trade Center site. From 1991 through 1996, Ms. Derrington was a Vice President with Chemical Bank (JP Morgan), working in the area of real estate finance. Previously Ms. Derrington was an assistant professor in real estate with M.I.T and Carnegie-Mellon University. Ms. Derrington graduated from the University of Queensland in Brisbane, Australia with a degree in Architecture, earned a Ph.D. in Architecture and Civic Engineering from the University of California at Berkely, California and a Master of Business Administration degree from Harvard University.

Board and Committee Meetings

The Board of Directors held seven meetings in 2002 and each director participated in at least 85 percent of those meetings and meetings of the committees on which he served.

The Board maintains an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee was formed in 1995 to perform the following functions:

•	to recommend to the Board the independent auditors to be employed;

•	to discuss the scope of the independent auditors’ examination;

•	to review the financial statements and the independent auditors’ report;

•	to solicit recommendations from the independent auditors regarding internal controls and other matters;

•	to review all related party transactions for potential conflicts of interest;

•	to make recommendations to the Board; and

•	to perform other related tasks as requested by the Board of Directors.

During 2002, the Audit Committee, which currently consists of Messrs. Gelles, Labate and Tepper, held five meetings, and thus far has held one meeting in 2003. Mr. Labate serves as Chair of the Audit Committee. The Audit Committee’s functions and activities during 2002 are described in more detail below under the heading “Audit Committee Report” below. The Board adopted a written charter for the Audit Committee during 2000. All members of the Audit Committee are “independent” within the meaning of the American Stock Exchange’s listing standards and rules governing audit committees.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other AmeriVest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent AmeriVest specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees AmeriVest’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with KPMG LLP, AmeriVest’s independent accountants and auditors, the audited financial statements in AmeriVest’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. This included (i) the independent auditors’ judgments as to the quality, not just the acceptability, of AmeriVest’s accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions, (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and disclosures in the financial statements.

The Audit Committee also received from its independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with the independent auditors their independence relative to AmeriVest, including whether the provision of the services described below under “Independent Public Accountants—Financial Information Systems Design and Implementation Fees” and “—All Other Fees” is compatible with maintaining the independent auditors’ independence.

The Audit Committee discussed with AmeriVest’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of AmeriVest’s internal controls, and the overall quality of AmeriVest’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC.

Respectfully submitted,

John A. Labate, Chair

Harry P. Gelles

Jerry J. Tepper

Compensation Committee

The Compensation Committee was formed on December 4, 2001 to be responsible for setting the compensation of all executive officers.

The Compensation Committee currently consists of Messrs. Gelles, Holman and Etter, with Mr. Gelles serving as the chair of the committee. The Compensation Committee held two meetings in 2002 and has not met in 2003.

Nominating Committee

The Nominating Committee was formed on March 11, 2002. The Nominating Committee has the responsibility to identify and select individuals for nomination to our Board of Directors and to set rules regarding the qualifications for such individuals, whether in connection with persons to be slated by AmeriVest for membership on the Board of Directors at an annual meeting of the stockholders or in connection with filling vacancies or increasing the size of the Board, and to reclassify directors as it deems appropriate.

The Nominating Committee currently consists of Messrs. Gelles, Holman, Tepper and Labate, with Mr. Holman serving as the chair of the committee. The Nominating Committee held one meeting in 2002 and has met once in 2003 to nominate the directors to stand for election this year. The Nominating Committee does not consider nominees recommended by stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. We believe that during the year ended December 31, 2002, our officers, directors and holders of more than 10 percent of our common stock complied with all Section 16(a) filing requirements, except William T. Atkins filed one late report with respect to one transaction, Alexander S. Hewitt filed one late report with respect to one transaction, Jerry J. Tepper filed one late report with respect to one transaction and Harry P. Gelles filed one late report with respect to one transaction. In making these statements, we have relied upon the written representations of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of KPMG LLP serves as our independent public accountants. The Audit Committee, in its discretion, may direct the appointment of different public accountants at any time during the year if the Audit Committee believes that a change would be in the best interests of our stockholders. The Audit Committee has considered the Audit Fees, Financial Information Systems Design and Implementation Fees and other fees paid to KPMG LLP, as discussed below, and has determined that the payment of such fees is compatible with maintaining the independence of KPMG LLP.

A representative of KPMG LLP is expected to be at the annual meeting and will have the opportunity to make a statement if he or she desires to do so, and will be expected to respond to appropriate questions.

Audit Fees

We have agreed to pay KPMG LLP a total of $68,000 for professional services rendered for the audit of AmeriVest’s financial statements for the fiscal year ended December 31, 2002 and for their review of the financial statements included in our quarterly reports on Form 10-QSB for the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not perform any professional services during the fiscal year ended December 31, 2002 relating to financial information systems design and implementation.

All Other Fees

We agreed to pay KPMG LLP a total of $117,673 for all other services, which include tax advisory services and audits of significant acquisitions, performed for us during the fiscal year ended December 31, 2002.

Dismissal of Former Independent Accountant

On August 8, 2002, we dismissed Arthur Andersen LLP as our principal accountant. On August 8, 2002, we engaged KPMG LLP as the principal accountant to audit our financial statements. The Board of Directors has recommended and approved these actions.

The accountant’s reports of Arthur Andersen LLP on our consolidated financial statements as of and for the years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between management and Arthur Andersen LLP during our two most recent fiscal years or during any subsequent period preceding Arthur Andersen LLP’s engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference in connection with its report to the subject matter of the disagreements.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth in summary form the compensation we paid to the executive officers listed below for the year ended December 31, 2002, which executive officers are referred to herein as the Named Executive Officers. From January 1, 2000 to December 31, 2001, we had no employees of our own, and therefore all cash compensation and benefits paid to the Named Executive Officers were paid by SRA. As a result of our purchase of the administrative and property management and accounting services business of SRA effective January 1, 2002, 25 of SRA’s 31 employees, including Messrs. Atkins, Knight and Ikenberry, became our employees and managed our day-to-day operations. Messrs. Atkins, Knight and Ikenberry also remained employees of SRA and their 2002 salary obligations were shared between us and SRA such that we were responsible for paying their cash compensation and SRA was responsible for accruing their deferred compensation as a liability of SRA. Effective November 1, 2002, the Advisory Agreement between SRA and us was terminated and at that time the salary obligations of Messrs. Atkins, Knight and Ikenberry became our sole responsibility. See “Transactions Between AmeriVest and Related Parties—Agreements with Sheridan Realty Advisors, LLC.”

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary (1)
William T. Atkins Chairman and Chief Executive Officer	2002	$78,333

Charles K. Knight President and Chief Operating Officer	2002	$126,667

D. Scott Ikenberry Chief Financial Officer	2002	$125,000

(1)	The dollar value of base salary (cash and non-cash) earned during the year indicated. During 2002, additional amounts of salary were paid to the Named Executive Officers by SRA. No other forms of compensation were paid by us to the Named Executive Officers during 2002.

Option Grants

We did not grant any options or stock appreciation rights during the year ended December 31, 2002.

Aggregated Option Exercises and Year-End Option Value

The following table provides certain summary information concerning stock option exercises during 2002 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of December 31, 2002.

Aggregated Option Exercises

For Fiscal Year Ended December 31, 2002

And Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William T. Atkins	—	—	12,000	—	$16,644	—
Charles K. Knight	12,000	$15,204	—	—	—	—
D. Scott Ikenberry	—	—	—	—	—	—

(1)	The total number of unexercised options held as of December 31, 2002, separated between those options that were exercisable and those options that were not exercisable on that date.
(2)	For all unexercised options held as of December 31, 2002, the aggregate dollar value of the excess of the market value of AmeriVest’s common stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 2002. As required, the price used to calculate these figures was the closing sale price of AmeriVest’s common stock at year’s end, which was $6.20 per share on December 31, 2002.

Employment, Termination of Employment and Change-in-Control Arrangements

There are no employment, severance, separation or change-in-control agreements with Named Executive Officers.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity and compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	Shares of Common Stock to Be Issued Upon Exercises of Outstanding Options, Warrants and Rights	Weighted-Average of Exercise Price of Outstanding Options, Warrants and Rights	Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Stockholders	158,000	$5.04	95,000
Equity Compensation Plans not Approved by Stockholders	—	—	—
Totals	158,000	$5.04	95,000

Stock Option Plans

Pursuant to our 1995 and 1998 Stock Option Plans, we may grant options to purchase an aggregate of 330,000 shares of common stock to key employees, directors, and other persons who have or are contributing to the success of the company. The options granted pursuant to the 1995 Stock Option Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The options granted pursuant to the 1998 Stock Option Plan may be incentive options qualifying for beneficial tax treatment for the recipient, non-qualified options, or non-qualified non-discretionary options. The terms of the 1998 Stock Option Plan concerning incentive options and non-qualified options are substantially the same as those of the 1995 Stock Option Plan except that only our employees or employees of subsidiaries are eligible for incentive options, and employees and other persons who have contributed or are contributing to our success are eligible for non-qualified options.

Directors who are not employees of the company automatically receive options to purchase 12,000 shares pursuant to the 1998 Stock Option Plan at the time of their election. None of these options are exercisable at the time of grant. One-third of these options become exercisable on December 30 of each of the first three years immediately following the date of grant. The exercise price for options granted to outside directors is the fair market value of the common stock on the date of grant, and all options granted to outside directors expire five years from the date of grant. On the date that all of an outside director’s options have become exercisable, options to purchase an additional 12,000 shares, none of which is exercisable at that time, shall be granted to that outside director.

At December 31, 2002, options to purchase an aggregate of 95,000 shares of common stock were available under the option plans. The option committee or the Board may grant additional options to purchase 32,000 shares pursuant to the 1995 Stock Option Plan and 63,000 shares pursuant to the 1998 Stock Option Plan.

All options granted under the 1998 Stock Option Plan will become fully exercisable upon the occurrence of a change in control of AmeriVest upon certain mergers or other reorganizations or asset sales.

Options granted under either the 1995 Stock Option Plan or the 1998 Stock Option Plan generally are not transferable during the option holder’s lifetime.

Sheridan Realty Advisors, LLC’s Warrants

Under the Advisory Agreement that we had entered into with SRA, SRA received compensation designed to provide an incentive for its performance in the form of an advisory fee based on new real property acquisitions and warrants to purchase up to 750,000 shares of our common stock at $5.00 per share until January 1, 2005. In connection with a Severance Protection Agreement dated January 1, 2000 between AmeriVest and James F. Etter, a director and former President and Chief Executive Officer of AmeriVest, 15,000 of these warrants were transferred to Mr. Etter. On March 28, 2003, SRA transferred an additional 25,000 of these warrants in equal amounts of 12,500 warrants to each of Messrs. Ikenberry and Knight in connection with the redemption of their membership interests in SRA as of January 1, 2003. All of the warrants have vested and may be exercised at any time until January 1, 2005. On March 28, 2003, SRA exercised 210,000 warrants for 210,000 shares of common stock in exchange for the satisfaction of $1,050,000 in amounts owed to SRA from AmeriVest, which represented unpaid fees and unreimbursed payroll costs. On March 28, 2003, an additional 240,000 warrants were transferred to Alexander S. Hewitt, who subsequently exercised the warrants for 240,000 shares of common stock in exchange for $1,200,000 in cash. At March 31, 2003, SRA held the remaining 260,000 unexercised warrants.

Compensation of Outside Directors

In 2002, we compensated our outside directors at a rate of $1,500 per quarter. We also reimburse our directors for expenses incurred in attending meetings and for other expenses incurred on our behalf. In addition, during 2002 and currently, each director who is not our employee automatically receives non-qualified, non-discretionary options to purchase shares of common stock under the 1998 Stock Option Plan. See “—Stock Option Plans” above.

BENEFICIAL OWNERS OF SECURITIES

As of March 28, 2003, there were 11,542,713 shares of our common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of our common stock by each director and Named Executive Officer, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned (1)		Percentage of Shares Outstanding
William T. Atkins 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	2,011,457	(2)	17.0%
Patrice Derrington 45 Rockefeller Plaza, 33rd Floor New York, New York 10111	140,500	(3)	1.2%
James F. Etter 31401 Shadow Mountain Drive Conifer, Colorado 80433	94,000	(4)	*
Harry P. Gelles 1114 State Street, Suite 236 Santa Barbara, California 93101	18,872	(5)	*
Alexander S. Hewitt 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	2,300,682	(6)	19.5%
Robert W. Holman, Jr. P.O. Box 8 Pebble Beach, California 93921	17,150	(7)	*
D. Scott Ikenberry 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	28,843	(8)	*
Charles K. Knight 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	58,146	(9)	*
John A. Labate 14909 Falls Road Butler, Maryland 21023	32,000	(10)	*
Jerry J. Tepper 7201 North Sheridan Arvada, Colorado 80003	472,000	(11)	4.1%
All Officers and Directors as a Group (11 persons)	3,213,777	(2-11)	26.9%
Sheridan Investments, LLC 1780 South Bellaire Street, Suite 100 Denver, Colorado 80222	1,297,790	(12)	11.2%

* Less than one percent

(1)	“Beneficial ownership” is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly, (1) voting power, which includes the power to vote, or to direct the voting of, shares of the common stock of an issuer, or (2) investment power, which includes the power to dispose, or to direct the disposition of, shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)	Includes the following shares which may be deemed to be beneficially owned by Mr. Atkins due to the relationship set forth opposite each entry. Mr. Atkins disclaims beneficial ownership of 1,306,803 shares.

Number of Shares	Nature of Ownership
28,325	The shares are owned directly by Mr. Atkins.
70,938

The shares are owned by Rock River Trust Company, or RRTC, in RRTC’s capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters concerning RRTC’s acquisition, voting or disposition of AmeriVest’s securities. The 70,938 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

75,829

The shares are owned by Sheridan Realty Corp., in which Mr. Atkins holds a direct interest. The 75,829 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

1,297,790

The shares are owned by Sheridan Investments. Mr. Atkins holds indirect interests in Sheridan Investments through several of its members and holds an approximately 25% interest in, and is co-manager and President of, Sheridan Development, its manager. The 1,297,790 shares are included four times in the table for each of Mr. Atkins, Mr. Hewitt, Sheridan Investments and for all officers and directors as a group.

266,337

The shares are owned by SRA, in which Mr. Atkins holds a 50% interest and is a managing member. The 266,337 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

260,000

The shares are issuable upon the exercise of currently exercisable warrants held by SRA. The 260,000 shares are included three times in the table for each of Mr. Atkins, Mr. Hewitt and for all officers and directors as a group.

12,000	The shares are issuable upon the exercise of currently exercisable options held by Mr. Atkins.
238	The shares are held by Mr. Atkins’ minor children.

Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a “group” under the Securities Exchange Act of 1934.

(3)	Includes 133,500 shares held by Victory Real Estate Fund and 7,000 shares held by Stark County Foundation Real Estate Fund, for both of which Ms. Derrington is the portfolio manager with full discretion.
(4)	Includes 21,000 shares owned directly by Mr. Etter and 73,000 shares underlying currently exercisable options and warrants held by Mr. Etter.
(5)	Includes 4,872 shares owned directly by Mr. Gelles and 14,000 shares underlying currently exercisable options and warrants held by Mr. Gelles.
(6)	Includes the following shares which may be deemed to be beneficially owned by Mr. Hewitt due to the relationship set forth opposite each entry. Mr. Hewitt disclaims beneficial ownership of 1,271,528 shares.

Number of Shares	Nature of Ownership
329,243	The shares are owned by the Alexander S. Hewitt Revocable Trust, or the Hewitt Trust, for which Mr. Hewitt is a trustee and beneficiary.
70,938

The shares are owned by RRTC in RRTC’s capacity as trustee of various trusts. Mr. Hewitt is a director of RRTC and a beneficiary of some of these trusts, but does not vote on any matters concerning RRTC’s acquisition, voting or disposition of AmeriVest’s securities. The 70,938 shares are included three times in the table for each of Mr. Hewitt, Mr. Atkins and for all officers and directors as a group.

75,829

The shares are owned by Sheridan Realty Corp., in which Mr. Hewitt holds an indirect interest through a trust. The 75,829 shares are included three times in the table for each of Mr. Hewitt, Mr. Atkins and for all officers and directors as a group.

Number of Shares	Nature of Ownership
1,297,790

The shares are owned by Sheridan Investments. Mr. Hewitt holds indirect interests in Sheridan Investments through several of its members. The 1,297,790 shares are included four times in the table for each of Mr. Hewitt, Mr. Atkins, Sheridan Investments and for all officers and directors as a group.

266,337

The shares are owned by SRA, in which Mr. Hewitt holds a 50% interest and is a managing member. The 266,337 shares are included three times in the table for each of Mr. Hewitt, Mr. Atkins and for all officers and directors as a group.

260,000

The shares are issuable upon the exercise of currently exercisable warrants held by SRA. The 260,000 shares are included three times in the table for each of Mr. Hewitt, Mr. Atkins and for all officers and directors as a group.

545

The shares are issuable upon the exercise of warrants held by Mr. Hewitt. Mr. Hewitt and Mr. Atkins have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a “group” under the Securities Exchange Act of 1934.

(7)	Includes 17,150 shares owned directly by Mr. Holman.
(8)	Includes 16,343 shares owned directly by Mr. Ikenberry and 12,500 shares underlying currently exercisable warrants held by Mr. Ikenberry.
(9)	Includes 43,798 shares owned directly by Mr. Knight, 14,000 shares underlying currently exercisable warrants held by Mr. Knight and 348 shares held by his minor children.
(10)	Includes 12,000 shares owned directly by Mr. Labate and 20,000 shares underlying currently exercisable options held by Mr. Labate.
(11)	Includes 40,000 shares owned directly by Mr. Tepper, 420,000 shares owned directly by investment companies which are controlled by Mr. Tepper and 12,000 shares underlying currently exercisable options held by Mr. Tepper.
(12)	These shares are included four times in the table for each of Sheridan Investments, Mr. Atkins, Mr. Hewitt and all officers and directors as a group.

TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES

This section describes the transactions we have engaged in with our current, past and nominated directors and current and past officers and persons known by us to be the beneficial owners of 5% or more of our common stock during the past two fiscal years.

Relationships among AmeriVest and Various Sheridan Group Entities

All of our executive officers and three of our directors have been officers, directors or investors in various real estate investment companies that are related to SRA, our former administrator and advisor. These partnerships, corporations and limited liability companies have collectively been known as The Sheridan Group. All of the related party transactions described in this section concern these individuals and entities. The following table describes our officers and directors who have relationships with The Sheridan Group:

Name	Positions with AmeriVest
William T. Atkins	Chief Executive Officer, Director and Chairman of the Board
Charles K. Knight	President, Chief Operating Officer and Director
John B. Greenman	Vice President
Alexander S. Hewitt	Vice President and Secretary
D. Scott Ikenberry	Chief Financial Officer
Robert W. Holman, Jr.	Director

The following table describes the various entities within The Sheridan Group which previously had or currently have a relationship with AmeriVest as described elsewhere in this section, the nature of that relationship and the ownership and position of AmeriVest officers, directors and principal stockholders in each entity in The Sheridan Group.

Sheridan Group Entity	Primary Relationship to AmeriVest	Ownership of Sheridan Group Entity	Management of Sheridan Group Entity
Sheridan Realty Advisors, LLC	Former administrator and advisor and stockholder(1)	William T. Atkins – 50% Hewitt Trust (for which Alexander S. Hewitt is a trustee) – 50%	Mr. Atkins – Chairman and Co-Manager Mr. Hewitt – Vice Chairman and Co-Manager

Sheridan Realty Corp.	Stockholder(2)	William T. Atkins –16.5% Hewitt Trust – 20% Robert W. Holman, Jr. – 5%	Mr. Atkins – President and Director Mr. Hewitt – Executive Vice President and Director Mr. Holman – Director Mr. Ikenberry – Chief Financial Officer and Director

Sheridan Investments, LLC	Stockholder(3)	Atkins Ltd. Partnership – 14.056% Hewitt Trust – 16.064% Sheridan Management Corp. – 8.835% Sheridan Development LLC – incentive interest	Sheridan Development, LLC – Manager

Sheridan Management Corp.	None	William T. Atkins – 50% Hewitt Trust – 50%	Mr. Atkins – President and Director Mr. Hewitt – Executive Vice President and Director

Sheridan Development, LLC	None	William T. Atkins – 25.05% Hewitt Trust – 25.05% D. Scott Ikenberry – 15% Charles K. Knight – 14.9%	Mr. Atkins – Co-Manager and President Mr. Knight – Vice President

(1)	Directly owns 266,337 shares and is deemed to beneficially own 260,000 shares underlying currently exercisable warrants held by SRA. On March 28, 2003, shares of our common stock and warrants owned by SRA were transferred to Messrs. Ikenberry, Knight and Greenman in exchange for each of their 20% membership interests in SRA. Messrs. Ikenberry and Knight each received 11,021 shares of common stock and 12,500 warrants and Mr. Greenman received 11,021 shares of common stock. SRA received an advisory and capital project fee, as well as warrants, for those services under the terms of our agreement with them, which was terminated on November 1, 2002. See “—Agreement with Sheridan Realty Advisors, LLC.” Includes 89,400 shares purchased by SRA in our 2001 public offering.
(2)	Directly owns 75,829 shares.
(3)	Directly owns 1,297,790 shares, including 16,305 shares issued in connection with the acquisition of a key man life insurance policy on our Chairman and CEO, 1,057,346 shares issued in connection with our acquisition of Sheridan Plaza at Inverness, LLC and 100,000 shares purchased in our 2001 public offering. See “—Asset Purchases and Sales—Purchase of Sheridan Plaza at Inverness, LLC” below. Because Internal Revenue Code rules concerning the determination of ownership for purposes of qualifying as a REIT differ from the SEC beneficial ownership rules, Sheridan Investments’ beneficial ownership shown in this table will not cause a violation of Internal Revenue Service rules concerning REIT share ownership.

For a description of the beneficial ownership of our shares by each of Messrs. Atkins, Hewitt, Holman and Knight and by Sheridan Investments, see “Beneficial Owners of Securities.”

Asset Purchases and Sales

Keystone Land Acquisition

On September 6, 2002, we acquired 2.55 acres of undeveloped land, adjacent to Keystone Office Park in Indianapolis, Indiana, from Sheridan Realty Partners, L.P. for $320,000. The purchase price was determined based on the fair market value of the land and was paid through the issuance of 52,893 shares of our common stock ($6.05 per share). In late 2002, we commenced construction of a 18,000 square foot building on this land.

Purchase of Sheridan Plaza at Inverness, LLC

On June 25, 2001, we purchased 100% of the ownership interests of Sheridan Plaza at Inverness, LLC from Sheridan Investments. Sheridan Plaza at Inverness, LLC owns two office buildings (which are now known as AmeriVest Plaza at Inverness) located in Englewood, Colorado consisting of 118,720 rentable square feet on 6.7 acres of land with 405 total parking spaces, including 80 underground parking spaces. The purchase price was $22,895,067, which consisted of:

•	$705,135 for our 9.639% preferred membership interest in Sheridan Investments, LLC, the owner of all of the membership interests in Sheridan Plaza at Inverness LLC, which was transferred back to Sheridan Investments, LLC;

•	$6,474,329 paid with (1) 1,057,346 shares of our common stock at a price of $5.69 per share (based on an average market price of the shares over a period of several days before and after the date of the announcement of the acquisition) and (2) the cash proceeds of $458,030 from the sale of the Giltedge building;

•	assumption of the mortgage loan in the amount of $14,954,425; and

•	assumption of other liabilities in the approximate amount of $761,178.

The acquisition was structured as a tax-deferred exchange of the Giltedge building under Section 1031 of the Internal Revenue Code. Due to the related party nature of this transaction, accounting principles generally accepted in the United States require us to record this acquisition at its historical net book value. The difference between the purchase price and the historical net book value was $4,507,557 and has been recorded as a non-cash deemed dividend during 2001. We received stockholder approval for this transaction at a meeting held June 20, 2001. As a result of the completion of this transaction, SRA was paid a fee of $294,000 in accordance with the Advisory Agreement.

Sale of Interest in Panorama Falls Building

On December 6, 2001, we completed the sale of an undivided 80% interest in the Panorama Falls building to Freemark Abbey Panorama, LLC. A partner in Freemark Abbey is an indirect beneficial owner of approximately 9% of Sheridan Investments, LLC, which is the beneficial owner of approximately 11.2% of our common stock. The aggregate sale price for the interest in Panorama Falls was $4,880,000 payable by the Freemark Abbey as follows:

•	$2,180,000 to KeyBank National Association to pay down a portion of the existing mortgage loan;

•	assumption of 80% of the remaining mortgage loan in the amount of $2,395,732; and

•	the remainder of $304,268, less closing costs, in cash to us.

We retained a 20% interest in the property and will continue to operate and manage the property. We will earn a management fee equal to 5% of the gross collected rents and an incentive fee from Freemark Abbey based on the total return of the investment. The incentive fee is calculated as 25% of the cash remaining after both parties have received distributions equal to their initial investments in the property plus a 12% annually compounded cumulative return.

Agreement with Sheridan Realty Advisors, LLC

Effective January 1, 2000 through December 31, 2001, all of our properties were managed under an Advisory Agreement with SRA, which also managed our day-to-day operations and assisted and advised the Board of Directors on real estate acquisitions and investment opportunities. SRA is owned by two of our executives, William T. Atkins and Alexander S. Hewitt. Effective January 1, 2002, we acquired the administrative and property management and accounting services business of SRA for approximately $50,000, which resulted in us employing most of SRA’s employees and the elimination of the related fees. Furthermore, effective November 1, 2002, we terminated the Advisory Agreement in accordance with the Termination of Advisory Agreement entered into on December 27, 2002.

In accordance with the Advisory Agreement, SRA received an administrative fee, a property management and accounting fee, an advisory fee and a capital project fee for these services. The property management fee was calculated as 5% of gross collected rents, the advisory fee was calculated as 5% of capital deployed for real property acquisitions and the capital project fee was calculated as 3% of the total cost of capital projects in excess of $100,000. The following is a detail of the fees for the years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000
Administrative fee	$—	$199,080	$189,600
Property management and accounting fee	—	408,319	244,022
Advisory fee	1,267,380	898,005	141,180
Capital project fee	100,000	188,259	—

Total	$1,367,380	$1,693,663	$574,802

Due to the amendment of the Advisory Agreement effective January 1, 2002 whereby certain SRA employees became our employees, the advisory and capital project fees were expensed in 2002. Prior to January 1, 2002, these fees were capitalized. Additionally, due to the termination of the Advisory Agreement effective November 1, 2002 whereby all remaining SRA employees became our employees, these fees have been eliminated.

At December 31, 2002 and 2001, we had a payable due to SRA of $1,051,390 and $494,531, respectively, which consisted of unpaid fees and unreimbursed payroll costs.

In addition, SRA received incentive compensation in the form of five-year warrants to purchase up to 750,000 shares of common stock at $5.00 per share. Issuance of the warrants was approved by the shareholders at the annual meeting on June 6, 2000. According to the Advisory Agreement, 225,000 of these warrants were granted and vested on the approval date. The remaining 525,000 warrants vested in an amount equal to 2.1% of capital deployed for real property acquisitions. At December 31, 2002, all of the remaining 525,000 warrants were vested.

In 2002 and 2001, our five executive officers earned aggregate cash or deferred compensation of $440,000 and $780,000, respectively, from SRA, with each executive officer receiving compensation paid or deferred in excess of $100,000 in each year. We agreed to assume sponsorship of, and all assets of and liabilities attributable to, the transferred employees under the employee benefit plans of SRA. The three senior executives who became our employees, William T. Atkins, our Chief Executive Officer, Charles K. Knight, our President, and D. Scott Ikenberry, our Chief Financial Officer, also remained employees of SRA during 2002 and their 2002 salary obligations were shared between us and SRA such that we paid their cash compensation and SRA accrued their deferred compensation as a liability of SRA.

Line of Credit with Sheridan Investments, LLC

On June 13, 2001, our Board of Directors approved our obtaining a $500,000 one-year line of credit from Sheridan Investments. On March 11, 2002, the Board approved an increase in this line of credit to $1,500,000. During 2002, this line of credit was terminated. This line of credit was unsecured and had a rate of interest equal to 75 basis points above the prevailing prime rate charged by Ferris, Baker Watts.

Conflicts of Interest Policies

Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, the By-Laws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that any sale, lease or joint venture transaction is fair and reasonable and that any loan or equity investment transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

All future transactions between us and our officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of independent, disinterested directors of AmeriVest. We believe that by following these procedures, AmeriVest will be able to mitigate the possible effects of these conflicts of interest.

Other than as described in this section, there are no material relationships between us and our directors, executive officers or known holders of more than 5% of our common stock.

PROPOSAL NO. 2 — ARTICLES OF AMENDMENT AND RESTATEMENT

We are governed by our Articles of Incorporation, dated June 25, 1999, as amended (the “Old Charter”). The Board of Directors is proposing to amend and restate the Old Charter to increase the authorized capital that may be issued from time-to-time by us and to include the provisions currently contained in the By-Laws relating to both (i) ownership limitations intended to ensure our continued qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the indemnification of our directors, officers, employees and agents. These proposed provisions are described in more detail in the summary of the New Charter contained below. The Board of Directors has unanimously approved the New Charter in the form attached as Annex I. The following description, which summarizes some of the most significant changes in the New Charter, is qualified in its entirety by reference to the form of New Charter attached as Annex I.

The affirmative vote of holders of at least a majority of the shares of common stock entitled to vote thereon is required to approve this proposal. For purposes of the approval of the New Charter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Increase in Authorized Capital Stock

Pursuant to the Old Charter, we are authorized to issue 15,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. The New Charter would authorize the issuance of 75,000,000 shares of common stock. The New Charter would not increase the authorized number of shares of preferred stock that could be issued thereunder.

Restriction on Size of Holdings of Shares

The New Charter would include and update the transfer restrictions that are currently contained in the By-Laws. The Board of Directors believes these changes are desirable in order to preserve more clearly our ability to qualify as a REIT for federal income tax purposes.

For us to qualify as a REIT under the Code, no more than 50% in value of our shares of capital stock (after taking into account options to acquire shares of capital stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a short taxable year. Our shares of capital stock must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

The New Charter provides, subject to certain exceptions specified therein, that no holder would be permitted to own, or be deemed to own by virtue of the attribution provisions of the Code more than 9.0% in number of shares of capital stock or value, of our outstanding shares of capital stock (the “Ownership Limit”). Any transfer of our shares of capital stock that would (i) create a direct or indirect ownership of our shares of capital stock in excess of the Ownership Limit, (ii) result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) as provided in Section 856(a) of the Code or (iii) cause us to become “closely held” within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of capital stock that would cause the foregoing restrictions to be violated. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Although the Board of Directors has granted limited waivers of these restrictions with respect to certain stockholders in the past, and may do so in the future, we intend to enforce the 9.0% limitation on ownership of shares to the extent necessary to assure that our qualification as a REIT will not be compromised.

Any shares the purported transfer of which would result in a person owning our shares of capital stock in excess of the Ownership Limit or cause us to become “closely held” under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares (“Excess Shares”), which will be transferred pursuant to the New Charter to a party not affiliated with us designated by us as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Directors as the beneficiary or beneficiaries of the trust (the “Charitable Beneficiary”), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, distributions on such Excess Shares will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares will be transferred by the trustee at our direction to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by us for a 90-day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date we elect to purchase. Fair market value, for these purposes, means the last reported sales price reported on the American Stock Exchange (“AMEX”) on the trading day immediately preceding the relevant date, or if not then traded on AMEX, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of capital stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board of Directors.

From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee will cease to be entitled to distributions (other than liquidating distributions), voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee of Excess Shares prior to the discovery by us that such Excess Shares have been transferred in violation of the provisions of the New Charter will be repaid, upon demand, to us, which will pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Excess Shares and to hold such Excess Shares on our behalf.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 1% (or such other percentage between 0.5% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of our outstanding shares of capital stock must give a written notice containing certain information to us by January 31 of each year. In addition, each stockholder is upon demand required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of our shares of capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limitation provisions under the New Charter are designed to assist in protecting and preserving our REIT status and to protect the interest of stockholders in takeover transactions by preventing the acquisition of a substantial block of shares of capital stock unless the acquirer makes a cash tender offer for all outstanding shares or receives the prior approval of the Board of Directors. It is possible, however, that the limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of our shares of capital stock might receive a premium for their shares of capital stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The Old Charter does not currently contain ownership restrictions or limitations, although the By-Laws currently contain ownership restrictions or limitations substantially identical to those provided in the New Charter. If the New Charter is adopted, the Board of Directors has determined to amend the By-Laws to delete the ownership restrictions and limitations set forth therein to eliminate redundancy and ambiguity.

Indemnification of Directors and Officers

Maryland General Corporation Law permits a corporation to indemnify or advance expenses to its directors, officers, employees and agents. Under the New Charter, we would be required to indemnify each director and officer (and would be permitted to indemnify each employee and agent) to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer (or our employee or agent if so indemnified) or is or was serving at our request as a director, officer, partner, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each director, officer, employee or agent in connection with any such proceedings. The Board of Directors believes that the indemnification provision will enhance our ability to attract and retain superior directors, officers, employees and agents, and the indemnification provisions are being included in the New Charter to clarify and further define the indemnification of our directors officers, employees and agents under Maryland law.

The Old Charter does not contain any provisions regarding the indemnification of AmeriVest’s directors, officers, employees and agents. However, such indemnification provisions are currently included in the By-Laws. The By-Laws currently provide that AmeriVest shall indemnify each director, officer, employee and agent of AmeriVest or its subsidiaries to the fullest extent permitted by Maryland law.

PROPOSAL NO. 3 — AMERIVEST PROPERTIES INC. 2003 LONG-TERM INCENTIVE PLAN

A proposal will be presented at the Annual Stockholders Meeting to approve the AmeriVest Properties Inc. 2003 Long-Term Stock Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on March 11, 2003, subject to stockholder approval. A summary of the material provisions of the Plan is set forth below. A copy of the Plan is set forth in Annex II.

The Plan became effective January 1, 2003, subject to the approval by the stockholders. If approved, the Plan will continue in effect until terminated by the Board of Directors; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the effective date (except for awards granted pursuant to commitments entered into prior to such ten-year anniversary). However, any awards that are outstanding after Plan termination shall remain subject to the terms of the Plan.

The affirmative vote of holders of at least a majority of the shares of common stock entitled to vote thereon is required to approve this proposal. For purposes of the approval of the Plan, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Purpose

We have established the Plan to

•	attract and retain persons eligible to participate in the Plan;

•	motivate Participants (as defined below), by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of companies similar to us; and

•	further identify Participants’ interests with those of our other stockholders through compensation that is based on common stock;

and thereby promote our long-term financial interest, including the growth in value of the our equity and enhancement of long-term stockholder return.

We have proposed the Plan at this time because we believe in the merits of linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return. We use equity-based compensation, such as options and other common stock related awards, as key elements of our executives’ compensation packages. Because we believe it is important for our employees to have an equity interest in AmeriVest, the Board of Directors has approved the Plan, and is recommending it to stockholders for approval. We have previously established a set of compensation objectives aimed at increasing officer common stock ownership. Adoption of the Plan will help achieve this goal and is necessary in order for us to continue making equity awards to our employees at competitive levels.

To achieve these objectives, the Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights (“SARs”), bonus stock, stock units, performance shares, performance units, restricted stock, and restricted stock units.

General

The Plan is administered by a committee of the Board of Directors. The committee selects from the eligible individuals those persons to whom awards under the Plan will be granted (“Participants”), the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it, except to the extent inconsistent with Rule 16b-3 promulgated under section 16 of the Securities Exchange Act of 1934 or other applicable rules. Rule 16b-3 exempts employee plan transactions meeting certain requirements from the short-swing trading profit recovery provisions of section 16.

No more than 500,000 shares of common stock may be delivered to Participants and their beneficiaries under the Plan. Any shares of common stock allocated to an award that expires, lapses, is forfeited or terminated for any reason without issuance of the shares of common stock (whether or not cash or other consideration is paid to the Participant in respect of such shares of common stock) may again become subject to awards under the Plan.

The following additional limits apply to awards under the Plan:

•	no more than 250,000 shares of common stock may be issued for options and SARs granted to any one individual in any calendar-year period;

•	no more than 250,000 shares of common stock may be issued for bonus stock, stock unit awards, performance share awards, performance unit awards, restricted stock awards, and restricted stock unit awards that are intended to be “performance-based compensation” (as described below) granted to any one individual during any calendar-year period;

•	no more than $1,000,000 that is intended to be “performance-based compensation” (as described below) may be paid to any one individual for any annual performance period.

The common stock with respect to which awards may be made under the Plan shall be shares of common stock currently authorized but unissued, or currently held or subsequently acquired by us as treasury shares, including shares of common stock purchased in the open market or in private transactions. At the discretion of the committee, an award under the Plan may be settled in cash rather than common stock. The closing price with respect to the common stock on March 28, 2003 was $6.16 per share.

The committee may use shares of common stock available under the Plan as the form of payment for compensation, grants or rights earned or due under any of our other compensation plans or arrangements, including any plans and arrangements assumed in business combinations.

In the event we are involved in a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares of common stock), the committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the committee may include:

•	adjustment of the number and kind of shares which may be delivered under the Plan;

•	adjustment of the number and kind of shares subject to outstanding awards; and

•	adjustment of the exercise price of outstanding options and SARs.

The committee may make any other adjustments that the committee determines to be equitable which may include, without limitation,

•	replacement of awards with other awards which the committee determines have comparable value and which are based on stock of a company resulting from the transaction, and

•	cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the common stock subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the committee, awards under the Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

All of our employees and all directors are eligible to become Participants in the Plan. As of March 28, 2003, we had 34 employees. The specific employees who initially will be granted awards under the Plan and the type and amount of any such awards will be determined by the committee.

Options

The committee may grant options to purchase our common stock which may be either incentive stock options or non-qualified stock options. The purchase price of a share of common stock under each option shall not be less than the fair market value of a share of common stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the committee. The full purchase price of each share of common stock purchased upon the exercise of any option shall be paid at the time of exercise. Except as otherwise determined by the committee, the purchase price shall be payable in cash or in common stock (valued at fair market value as of the day of exercise), or in any combination thereof. The committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the exercise of an option as the committee determines to be desirable.

Stock Appreciation Rights

The committee may grant an SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares of common stock on the exercise date exceeds an exercise price established by the committee, which shall not be less than the fair market value of the common stock at the time the SAR is granted. Such excess amount shall be payable in common stock, in cash, or in a combination thereof, as determined by the committee. The committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the exercise of an SAR as the committee determines to be desirable.

Other Stock Awards

The committee may grant bonus stock (a grant of shares of common stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due), stock units (a right to receive common stock in the future), performance shares and performance units (a right to receive common stock or stock units, or the right to receive a designated dollar value of common stock that is contingent upon achievement of performance or other objectives), and restricted stock and restricted stock units (a grant of common stock and a grant of the right to receive common stock in the future, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the committee). Any such awards shall be subject to such conditions, restrictions and contingencies as the committee determines.

An income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that options and SARs granted under the Plan will satisfy the requirements for “performance-based compensation.” The committee may designate whether any bonus stock, stock units, performance shares, performance units, restricted stock, or restricted stock units being granted to any Participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the committee for such awards shall be based on any one or more of the following, as selected by the committee: our common stock price, total return, occupancy, leasing activity, expense vs. budgets, tenant retention, tenant satisfaction, cash flow/net assets ratio, debt/capital ratio, return on total capital, return on equity, funds from operations, funds from operations per share growth, revenue growth and total return to stockholders. The measurement may be based on our (or one of our business units’) performance and/or on performance as compared with that of other publicly traded companies. For awards intended to be “performance-based compensation,” the grant of the awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

Amendment and Termination

The Plan, and any award granted under the Plan, may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent.

United States Income Tax Consideration

Under present Federal income tax laws, awards granted under the Plan will have the following tax consequences:

Non-Qualified Options

The grant of a non-qualified option (“NQO”) will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price for those shares of common stock, and we will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares of common stock will be treated as capital gains and losses, with the basis in such shares of common stock equal to the fair market value of the shares common stock at the time of exercise.

The exercise of an NQO through the delivery of previously acquired common stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of common stock surrendered and the identical number of shares of common stock received under the option. That number of shares of common stock will take the same basis and, for capital gains purposes, the same holding period as the shares of common stock that are given up. The value of the shares of common stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess shares of common stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of common stock determined at the time of exercise.

Neither the Participant nor the transferee will realize taxable income at the time of a non-arm’s length transfer of an NQO as a gift. Upon the subsequent exercise of the option by the transferee, the Participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the option price. Upon a subsequent disposition of the shares of common stock by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the common stock at the time of exercise. If a Participant makes a gift of an option, and surrenders all dominion and control of the option, the gift should be complete for Federal gift tax purposes at the time of transfer and should be valued at that time (or, if later, at the time the option becomes vested). For gift and estate tax purposes, the gift of an option would generally cause the option (and the common stock acquired by exercise) to be excluded from the Participant’s estate. Special rules may apply if the Participant makes a gift of an award to a charity or to a “living trust” under which the Participant retains the right to revoke the trust or substantially alter its terms.

Incentive Stock Options

The grant of an incentive stock option (“ISO”) will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, our employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares of common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the ISO exercise, the Participant will have a basis in those shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the common stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and we will be allowed a corresponding deduction, at the time of the disposition of the shares of common stock, in an amount equal to the lesser of

•	the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or

•	the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price.

If the amount realized exceeds the value of the shares of common stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of common stock.

The exercise of an ISO through the exchange of previously acquired common stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares of common stock given up and the identical number of shares of common stock received under the option. That number of shares of common stock will take the same basis and, for capital gain purposes, the same holding period as the shares of common stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of common stock to receive ISO treatment. Shares of common stock received in excess of the number of shares of common stock given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares of common stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of common stock received from the exchange, it will be treated as a disqualifying disposition of the shares of common stock with the lowest basis.

If the exercise price of an ISO is paid with shares of common stock acquired through a prior exercise of an ISO, gain will be realized on the shares of common stock given up (and will be taxed as ordinary income) if those shares of common stock have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares of common stock received.

Stock Appreciation Rights

The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares of common stock received will be taxable to the Participant as ordinary income, and we will be allowed a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares of common stock will be treated as capital gains and losses, with the basis in such shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

Performance Units

A Participant who has been granted performance units will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. The Participant will have compensation income at the time of distribution equal to the cash and the then fair market value of the distributed performance shares, and we will have a corresponding deduction.

Restricted and Other Stock

A Participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares of common stock subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares of common stock, and we will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares of common stock will be treated as capital gains and losses, with the basis in such shares of common stock equal to the fair market value of the shares of common stock at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the Participant and deductible as such by us.

A Participant may elect pursuant to Section 83(b) of the Internal Revenue Code to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date, as described below.

A Participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and we will be entitled to a corresponding deduction.

Section 83(b) Election

If a Participant is granted shares of common stock that are subject to a substantial risk of forfeiture, recognition of income may be accelerated to the date of grant if the Participant files an election under Internal Revenue Code section 83(b). Such an election must be filed with the IRS not later than 30 days after the date the property was transferred (i.e., the date of grant), and may be filed prior to the date of transfer. A copy of the election should be filed with us. If such an election is properly filed in a timely manner:

(i)  we will be entitled to a deduction at the time of grant and in an amount equal to the fair market value of the shares of common stock at the time of grant (determined without regard to forfeiture restrictions and other non-permanent restrictions),

(ii)  dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by us and

(iii)  there will be no further tax consequences when the restrictions lapse.

Gains or losses realized by the Participant upon disposition of such shares of common stock will be treated as capital gains and losses, with the basis in such shares of common stock equal to the fair market value of the shares of common stock at the time of grant. If a Participant who has made such an election subsequently forfeits the shares of common stock, the Participant will not be entitled to any deduction or loss.

Deferred Delivery of Shares

If delivery of common stock pursuant to the settlement of an award under the Plan is deferred to a date that is later than the regularly scheduled delivery date (by reason of the Participant filing a properly completed deferral form, or by reason of our action), the Participant will recognize income at the time of distribution, in an amount equal to the then fair market value of the shares of common stock. However, if stock is subject to a substantial risk of forfeiture at the time of distribution, recognition of income will be deferred until the risk of forfeiture lapses. If the shares of common stock acquired pursuant to the exercise of an option are to be delivered following a specified period of deferral, recognition of income will be deferred until the end of the deferral period (or, if later, upon the lapse of any substantial risk of forfeiture applicable to the shares of common stock).

Withholding of Taxes

Pursuant to the Plan, we may deduct, from any payment or distribution of shares of common stock under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the Participant to pay us such amount prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the committee, a Participant may elect to satisfy the withholding required, in whole or in part, either by having us withhold shares of common stock from any payment under the Plan or by the Participant delivering shares of common stock to us. However, the number of such shares of common stock used to satisfy the withholding obligation with respect to the exercise of an option may not be more than the number required to satisfy the our minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares of common stock will be determined using the fair market value of the common stock on the date when the amount of taxes to be withheld is determined.

The use of shares of common stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of such shares of common stock for an amount equal to the fair market value of the common stock on the date when the amount of taxes to be withheld is determined. If previously-owned shares of common stock are delivered by a Participant to satisfy a withholding requirement, the disposition of such shares of common stock would result in the recognition of gain or loss by the Participant for tax purposes, depending on whether the basis in the delivered shares of common stock is less than or greater than the fair market value of the shares of common stock at the time of disposition.

Tax Advice

The preceding discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Plan. We suggest that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Compensation Program

The Board of Directors has approved, subject to the approval of the Plan by the stockholders, a compensation program for each of William T. Atkins, our Chief Executive Officer, and Charles K. Knight, our

President and Chief Operating Officer, pursuant to which each of Messrs. Atkins and Knight would receive cash and non-cash compensation. The non-cash portion of the compensation program will be administered under the Plan. Under the compensation program, Messrs. Atkins and Knight will receive (i) an annual cash salary, (ii) shares of our restricted common stock and (iii) a performance bonus which will contain a cash and non-cash component.

As long-term incentive compensation, each of Messrs. Atkins and Knight will receive 58,000 shares of our restricted common stock. These shares of common stock will vest ratably over a five-year period commencing January 1, 2003, with 11,600 shares of common stock being issued each January 2004 through January 2008. Each year, Messrs. Atkins and Knight will be entitled to receive the vested shares of common stock plus the amounts of dividends attributable to the unvested shares of common stock. The total number of shares of common stock and cash payable with respect to dividends may be adjusted as necessary (based on the market price of the common stock on the date of issuance) to provide sufficient cash to either of Messrs. Atkins or Knight to pay income taxes that may be due on the payment of the shares of common stock and dividends received.

The performance bonus portion of the compensation program will be payable to Messrs. Atkins and Knight annually based on our performance for each of the three years ending December 31, 2003, 2004 and 2005. Following the year ending December 31, 2005, Messrs. Atkins and Knight will be entitled to a bonus based on our performance for the three-year period ending December 31, 2005. The bonus payable to Messrs. Atkins and Knight will be based on our total return performance as compared to the other office REITs comprising our peer group as reported by the National Association of Real Estate Investment Trusts for each of the three years ending December 31, 2003, 2004 and 2005 and the three-year period ending December 31, 2005, respectively. The annual bonus payable to each of Messrs. Atkins and Knight could be as much as $117,000 for each of the three years ending December 31, 2003, 2004 and 2005 and as much as $351,000 for the three-year period ending December 31, 2005, respectively. Up to half of the annual bonuses and three-year bonus may be paid to Messrs. Atkins and Knight in the form of additional shares of restricted common stock.

The following table sets forth in summary form the dollar value and number of shares of common stock to be received by Messrs. Atkins and Knight under the Plan as the maximum amount paid under the compensation program described above. The dollar value and number of shares of common stock to be received by any other executive officer or employee, as an individual or as a group, is indeterminate under the Plan, as awards under the Plan will be granted from time to time by the Board of Directors or a committee thereof in its discretion.

AmeriVest Properties Inc. 2003 Long-Term Incentive Plan
Name and Position	Dollar Value (1)	Number of Units(2)
William T. Atkins	$707,700	114,980
Chairman and Chief Executive Officer

Charles K. Knight	$707,700	114,980
President and Chief Operating Officer

(1)	Based on the March 28, 2003, American Stock Exchange closing price of $6.16 per share.
(2)	This amount includes (i) 58,000 shares of restricted common stock to be received by each of Messrs. Atkins and Knight upon the adoption of the Plan by the stockholders as long-term incentive compensation and (ii) up to 56,980 shares of restricted common stock to be received by each of Messrs. Atkins and Knight as a performance bonus based on the March 28, 2003 American Stock Exchange closing price of $6.16. The amount of shares of common stock to be issued as a performance bonus is based on our performance as compared to other office REITs comprising our peer group as reported by the National Association of Real Estate Investment Trusts.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment. See below, “Proposals By Individual Stockholders; Discretionary Authority To Vote Proxies.”

PROPOSALS BY INDIVIDUAL STOCKHOLDERS;

DISCRETIONARY AUTHORITY TO VOTE PROXIES

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of stockholders following the end of our 2003 fiscal year, proposals by individual stockholders must be received by us no later than December 15, 2003. Stockholder proposals also must comply with certain SEC rules and regulations.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year’s annual meeting only if the advance notice provisions of our By-Laws are satisfied. Generally, in order for a stockholder to transact business at our annual meeting, a stockholder’s notice of a proposal must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 53 days nor more than 90 days prior to our annual meeting. If less than 60 days notice of the annual meeting is given to stockholders, written notice of the proposal must be delivered or mailed, in the manner described above, to our Corporate Secretary no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. If notice is not provided as described above, the persons named in our proxy for our 2004 annual meeting will be allowed to exercise their discretionary authority to vote on any such proposal without the matter having been discussed in the proxy statement for the 2004 annual meeting. A stockholder must also comply with certain other provisions of our By-Laws. A description of the procedures that must be followed by stockholders submitting proposals to nominate directors is described in greater detail above under “Proposal No. 1—Election of Directors.” For a copy of our By-Laws, please contact our Corporate Secretary at 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222.

AVAILABILITY OF REPORTS ON FORM 10-KSB

UPON WRITTEN REQUEST, AMERIVEST WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 TO ANY OF AMERIVEST’S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 28, 2003. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE SECRETARY, AMERIVEST PROPERTIES INC., 1780 SOUTH BELLAIRE STREET, SUITE 100, DENVER, COLORADO 80222, (303) 297-1800.

This notice and proxy statement are sent by order of the Board of Directors.

Dated: April 15, 2003	Alexander S. Hewitt Corporate Secretary

* * * * *

ANNEX I

AMERIVEST PROPERTIES INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

AMENDED AND RESTATED ARTICLES OF INCORPORATION

These Articles of Amendment and Restatement of AmeriVest Properties Inc. are made as of May     , 2003.

THIS IS TO CERTIFY THAT:

1.    AmeriVest Properties Inc., a Maryland corporation formed on June 28, 1999 (the “Corporation”), desires to amend and restate its Articles of Incorporation (as amended or supplemented from time to time, these “Articles of Amendment and Restatement”) as currently in effect.

2.    The amendment and restatement of the Articles of Incorporation as hereinafter set forth has been advised by the board of directors (the “Board”) of the Corporation and has been approved by the stockholders of the Corporation as required by Maryland law.

3.    The Articles of Incorporation are hereby amended and restated in their entirety as follows:

FIRST:    The name of the Corporation is AmeriVest Properties Inc.

SECOND:    The street address of the initial registered agent and of the principal office of the Corporation in Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name of the initial registered agent of the Corporation at that address is CSC-Lawyers Incorporating Service Company. The street address of the corporate offices is 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222.

THIRD:    (a)  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Maryland (the “Maryland Code”).

(b)  In furtherance of the foregoing purposes, the Corporation shall have and may exercise all of the rights, powers and privileges granted by the Maryland Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

FOURTH:    Capital Stock.

The total number of shares of capital stock the Corporation is authorized to issue is eighty million (80,000,000) shares, par value $0.001 per share, of which seventy-five million (75,000,000) shares are common stock, $.001 par value per share (“Common Stock”), and five million (5,000,000) shares are preferred stock, $.001 par value per share (“Preferred Stock”); representing an aggregate par value of eighty thousand dollars ($80,000).

The following is a description of each class of capital stock of the Corporation, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

1.    Common Stock.    Subject to the rights of holders of any series of Preferred Stock established pursuant to Section 2 of this ARTICLE FOURTH, each holder of Common Stock shall have one vote for each share of Common Stock standing in his or her name on the books of the Corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose. No stockholder of the Corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

2.    Preferred Stock.    The Board shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares of Preferred Stock by setting or changing the number of shares constituting a series and by setting or changing the designation, preferences conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the Preferred Stock.

3.    Ownership Limitation.    Shares of capital stock in the Corporation shall be transferable (subject to the further provisions of this Section 3 of ARTICLE FOURTH) in accordance with the procedure prescribed from time to time in the Bylaws. The persons in whose name the shares of capital stock are registered on the books of the Corporation shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Corporation, the Board shall not be affected by any notice, actual or constructive, of any transfer. Any issuance, redemption or transfer of shares of capital stock which would operate to disqualify the Corporation as a REIT (defined below), shall be null and void ab initio.

(a)    Definitions.    For purposes of this Section 3 of ARTICLE FOURTH, the following terms shall have the following meanings:

“Adoption Date” shall mean the date of the adoption of the ownership restrictions contained in this Section 3 of ARTICLE FOURTH by resolution of the Board, which shall be deemed to occur upon the Board’ adoption of this Section 3 of ARTICLE FOURTH.

“Beneficial Ownership” shall mean ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Debt” shall mean indebtedness of the Corporation.

“Excess Shares” shall have the meaning given to it in subparagraph (i) of paragraph (c) of this Section 3 of ARTICLE FOURTH.

“Excess Share Trust” shall mean the trust created pursuant to paragraph (m) of this Section 3 of ARTICLE FOURTH.

“Excess Share Trustee” shall mean a person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

“fair market value” shall mean the fair market value as determined in good faith by the Board.

“Ownership Limit” shall initially mean 9.0%, in number of Shares or value, of the outstanding Shares of the Corporation, and after any adjustment as set forth in paragraph (i) of this Section 3 of ARTICLE FOURTH, shall mean such greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Corporation shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, Corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in paragraph (c) of this Section 3 of ARTICLE FOURTH, the beneficial holder of the Shares, if such Transfer had been valid under paragraph (b) of this Section 3 of ARTICLE FOURTH.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in paragraph (c) of this Section 3 of ARTICLE FOURTH, the record holder of the Shares, if such Transfer had been valid under paragraph (b) of this Section 3 of ARTICLE FOURTH.

“REIT” shall mean a real estate investment trust, as described in Sections 856-860 of the Code.

“Restriction Termination Date” shall mean the first day after the Adoption Date on which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Shares” shall mean stock that is either Common Stock or Preferred Stock, if any.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the issuance of Shares by the Corporation, (b) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (c) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Debt or any security of the Corporation for Shares and (d) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have correlative meanings.

(b)    Ownership Limitation.

(i)  Except as provided in paragraph (k) of this Section 3 of ARTICLE FOURTH, from the Adoption Date until the Restriction Termination Date, no Person shall Beneficially Own Shares in excess of the Ownership Limit.

(ii)  Except as provided in paragraph (k) of this Section 3 of ARTICLE FOURTH, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

(iii)  From the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

(iv)  From the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or which would cause the Corporation to fail to qualify as a REIT; and the intended transferee shall acquire no rights in such Shares.

(c)    Excess Shares.

(i)  If, notwithstanding the other provisions contained in this Section 3 of ARTICLE FOURTH, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in paragraph (k) of this Section 3 of ARTICLE FOURTH, the Shares Beneficially Owned in excess of the Ownership Limit (rounded up to the nearest whole Share) shall constitute “Excess Shares” and be treated as provided in this Section 3 of ARTICLE FOURTH. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(ii)  If, notwithstanding the other provisions contained in this Section 3 of ARTICLE FOURTH, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall constitute “Excess Shares” and be treated as provided in this Section 3 of ARTICLE FOURTH. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(d)    Prevention of Transfer.    If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of paragraph (b) of this Section 3 of ARTICLE FOURTH or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of paragraph (b) of this Section 3 of ARTICLE FOURTH, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraph (ii), (iii) or (iv) of paragraph (b) of this Section 3 of ARTICLE FOURTH shall automatically result in the designation and treatment described in paragraph (c) of this Section 3 of ARTICLE FOURTH, irrespective of any action (or non-action) by the Board.

(e)    Notice to Corporation.    Any Person who acquires or attempts to acquire Shares in violation of paragraph (b) of this Section 3 of ARTICLE FOURTH, or any Person who is a transferee such that Excess Shares result under paragraph (c) of this Section 3 of ARTICLE FOURTH, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

(f)    Information for Corporation.    From the Adoption Date until the Restriction Termination Date:

(i)  every Beneficial Owner of more than 1% (or such other percentage, between ½ of 1% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(ii)  each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

(g)    Other Action by Board of Directors.    Nothing contained in this Section 3 of ARTICLE FOURTH shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation’s status as a REIT; provided, however, that no provision of this paragraph (g) shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange (or any other exchange or quotation system through which the Shares are traded or listed).

(h)    Ambiguities.    In the case of an ambiguity in the application of any of the provisions of this Section 3 of ARTICLE FOURTH, including any definition contained in paragraph (a), the Board shall have the power to interpret and determine the application of the provisions of this Section 3 of ARTICLE FOURTH with respect to any situation based on the facts known to the Board; provided, however, that in case of doubt such power shall be exercised in a fashion calculated to preserve the Corporation’s status as a REIT.

(i)    Increase or Decrease in Ownership Limit.    Subject to the limitations provided in paragraph (j) of this Section 3 of ARTICLE FOURTH, the Board may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

(j)    Limitations on Changes in Ownership Limit.

(i)  The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Shares who are individuals (as determined by reference to Section 542(a)(2) of the Code) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

(ii)  Prior to the modification of the Ownership Limit pursuant to paragraph (i) of this Section 3 of ARTICLE FOURTH, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(k)    Waivers by Board of Directors.

(i)  The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit, and upon such other conditions as the Board may direct, may waive the Ownership Limit with respect to such transferee.

(ii)  In addition to waivers permitted under subparagraph (i) above, the Board shall, subject to subparagraph (iv) of paragraph (b) of this Section 3 of ARTICLE FOURTH, waive the Ownership Limit with respect to a Person if: (w) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (x) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this subparagraph (ii); (y) such Person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this subparagraph (ii) will not result in the Corporation failing to qualify as a REIT; and (z) such Person provides to the Board such representations and undertakings, if any, as the Board may, in its reasonable discretion, require to ensure that the conditions in clauses (w), (x) and (y) above are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any waiver granted under this subparagraph (ii), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in paragraph (c) of this Section 3 of ARTICLE FOURTH with respect to Shares held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted such Person under this subparagraph (ii)).

(l)    Severability.    If any provision of this Section 3 of ARTICLE FOURTH or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

(m)    Trust for Excess Shares.    Upon any purported Transfer that results in Excess Shares pursuant to paragraph (c) of this Section 3 of ARTICLE FOURTH, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Shares of the Corporation. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in paragraph (p) of this Section 3 of ARTICLE FOURTH.

(n)    Distributions on Excess Shares.    Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the fair market value of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid by the Purported Record Transferee to the Excess Share Trust for the benefit of the Charitable Beneficiary.

(o)    Voting of Excess Shares.    The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. The Purported Record Transferee shall have no voting rights with respect to shares held in the Excess Share Trust and, subject to Maryland law, effective as of the date that Excess Shares have been transferred to the Excess Share Trustee, the Excess Share Trustee shall have the authority (at the Excess Share Trustee’s sole discretion) to (i) rescind as void any vote cast by a Purported Record Transferee prior to the discovery by the Excess Share Trust that Excess Shares have been transferred to the Excess Share Trustee and (ii) recast such vote in accordance with the desires of the Excess Share Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible action, then the Excess Share Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 3 of ARTICLE FOURTH, until the Excess Share Trust has received notification that Excess Shares have been transferred into a Excess Share Trust, the Excess Share Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

(p)    Non-Transferability of Excess Shares.    Excess Shares shall be transferable only as provided in this paragraph (p). At the direction of the Corporation, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit. Such transfer shall be made within 60 days after the latest of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to paragraph (e) of this Section 3 of ARTICLE FOURTH. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the fair market value of the Shares on the day of the event causing the Shares to be held in trust, and (b) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under paragraph (q) of this Section 3 of ARTICLE FOURTH. It is expressly understood that the Purported Record Transferee may enforce the provisions of this paragraph (p) against the Charitable Beneficiary. If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

(q)    Call by Corporation on Excess Shares.    Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the fair market value at the time of such devise, gift or other transaction) and (b) the fair market value of the Shares to which such Excess Shares relate on the date the Corporation, or its designee, accepts such offer (the “Redemption Price”). The Corporation shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to paragraph (e) of this Section 3 of ARTICLE FOURTH but in no event later than a permitted Transfer pursuant to and in compliance with the terms of paragraph (p) of this Section 3 of ARTICLE FOURTH. Unless the Board determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than one year after the date the Corporation accepts the offer to purchase the Excess Shares. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

FIFTH:    The Corporation is to have perpetual existence.

SIXTH:    Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

SEVENTH:    The Board is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

EIGHTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

No contract or other transaction of the Corporation with any other persons, firm or corporation in which this Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board in accordance with the Maryland Code. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or herself or any firm or Corporation in which he or she may be in any way interested.

NINTH:    The personal liability of each director and officer of the Corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Maryland, including without limitation as permitted by the provisions of Section 2-405.2 of the Maryland Code and any successor provision, as amended from time to time. No amendment of these Articles of Amendment and Restatement or repeal of any of their provisions shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment or repeal.

TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH:    Directors.

1.    Number.    The number of directors of the Corporation shall be fixed and may be altered from time to time as provided in the Bylaws of the Corporation, but in no event shall the number of directors exceed nine directors. If the number of directors is decreased by resolution of the Board pursuant to the Bylaws, in no case shall the decrease shorten the term of any incumbent director.

2.    Classification.    The directors shall be divided as evenly as possible into three classes, designated Class 1, Class 2, and Class 3. If the number of directors is not evenly divisible by three, the remainder positions shall be allocated first to Class 1 and then to Class 2. At the first election of directors by stockholders following the enactment of this ARTICLE ELEVENTH, Section 2, Class 2 directors shall be elected for a term expiring at the next subsequent annual meeting of stockholders, Class 3 directors for a term expiring at the second subsequent annual meeting of stockholders, and Class 1 directors for a term expiring at the third subsequent annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to directors whose terms expired at that annual meeting shall be of the same class as the directors they succeed and shall be elected for three-year terms. The names, classes and addresses of the current directors of the Corporation are as follows:

Name and Class	Address
John A. Labate, Class 1	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

Patrice Derrington, Class 1	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

Harry P. Gelles, Class 1	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

Charles K. Knight, Class 2	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

Jerry J. Tepper, Class 2	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

James F. Etter, Class 2	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

William T. Atkins, Class 3	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

Robert W. Holman, Jr., Class 3	1780 South Bellaire Street, Suite 100 Denver, Colorado 80222

3.    Terms; Vacancies.    A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified. The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the same class.

4.    Nominations.    Advance notice of nominations for the election of directors, other than nominations by the Board or a committee thereof, shall be given to the Corporation in the manner provided from time to time in the Bylaws.

5.    Special Director.    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles of Amendment and Restatement. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those directors, the Board shall consist of the number of directors equal to the number of those directors plus the number of directors determined as provided in Section 1 of this ARTICLE ELEVENTH.

6.    Amendments, Etc.    Notwithstanding anything contained in these Articles of Amendment and Restatement to the contrary, the affirmative vote of the holders of at least 66 2/3 percent of the outstanding shares of Common Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this ARTICLE ELEVENTH.

TWELFTH:    Subject to Section 6 of ARTICLE ELEVENTH, when, with respect to any actions to be taken by shareholders of the Corporation, the Maryland Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of the majority of such shares or class or series thereof.

THIRTEENTH    Indemnification.

Section 1.    Indemnification of Directors and Officers.    Subject to Section 2 of this ARTICLE THIRTEENTH, each director and officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time since the inception of the Corporation a director or officer of the Corporation, or is or was at any time since the inception of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the Corporation to the fullest extent permitted by the Maryland Code (or any similar provision or provisions of applicable law at the time in effect).

Section 2.    Indemnification of Directors and Officers Pursuant to the Common Law or Statutory Provisions other than the Maryland Code.    Each director and officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time since the inception of the Corporation a director or officer of the Corporation, or is or was at any time since the inception of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the Corporation to the fullest extent permitted by the common law and by any statutory provision other than the Maryland Code.

Section 3.    Mandatory Advance of Expenses.    Reasonable expenses incurred in defending any action, suit or proceeding described in Section 1 or 2 of this ARTICLE THIRTEENTH shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount to the Corporation if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE THIRTEENTH.

Section 4.    Payment of Indemnified Claims.    Reasonable amounts required to be paid in settlement or as a judgment in any action, suit or proceeding described in Section 1 or 2 of this ARTICLE THIRTEENTH shall be paid by the Corporation within ninety (90) days of the receipt of an undertaking by or on behalf of such director or officer to repay such amount to the Corporation if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE THIRTEENTH; provided however, that the Corporation shall not be required to pay such amounts if a majority of the members of the Board vote to deny the request for indemnification within the ninety-day period set forth in this Section 4 of ARTICLE THIRTEENTH.

Section 5.    Rights of Appeal.    In the event that the Corporation advances funds for indemnification pursuant to this ARTICLE THIRTEENTH, and, subsequently, indemnification pursuant to this ARTICLE THIRTEENTH is declared unenforceable by a court, or the Corporation determines that the director or officer on whose behalf the funds were advanced is not entitled to indemnification pursuant to this ARTICLE THIRTEENTH, then such director or officer shall have the right to retain the indemnification payments until all appeals of the court’s or the Corporation’s decision have been exhausted.

Section 6.    Additional Indemnification.    Without limiting the indemnification otherwise provided by this ARTICLE THIRTEENTH, each director and officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time since the inception of the Corporation a director or officer of the Corporation or a wholly owned subsidiary of the Corporation, or is or was at any time since the inception of the Corporation a trustee, plan administrator or other fiduciary of any employee benefit plan of the Corporation or a wholly owned subsidiary of the Corporation, shall be indemnified by the Corporation against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including an action or suit by or in the right of the Corporation to procure a judgment in its favor, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) his or her conduct was not material to the matter giving rise to the proceeding and was not committed in bad faith or was the result of active and deliberate dishonesty, (iii) he or she did not actually receive an improper personal benefit in money, property or services and (iv) with respect to any criminal action or proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.    Indemnification Not Exclusive.    The indemnification provided in this ARTICLE THIRTEENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8.    Insurance.    By action of the Board, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board may deem appropriate, on behalf of any director or officer who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under applicable provisions of laws.

Section 9.    Applicability; Effect.    Any indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE THIRTEENTH shall be applicable to acts or omissions that occurred prior to the adoption of this ARTICLE THIRTEENTH, shall continue as to any persons who ceased to be a director or officer of the Corporation or a wholly owned subsidiary of the Corporation, or was serving as or has since ceased to be a trustee, plan administrator or other fiduciary of any employee benefit plan of the Corporation or a wholly owned subsidiary of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person. The repeal or amendment of this ARTICLE THIRTEENTH or any section or provision hereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this ARTICLE THIRTEENTH shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the Corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment. All rights under this ARTICLE THIRTEENTH shall be deemed to be provided by a contract between the Corporation and each person covered hereby.

Section 10.    Indemnification of Employees.    The Corporation shall have the power to indemnify to the fullest extent permitted by the Maryland Code (or any similar provision or provisions of applicable law at the time in effect) each employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time since the inception of the Corporation an employee or agent of the Corporation, or is or was at any time since the inception of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan.

Section 11.    Savings Clause.    If this ARTICLE THIRTEENTH or any section or provision hereof shall be invalidated by any court on any ground, then the Corporation shall nevertheless indemnify each director and officer otherwise entitled to indemnification hereunder, or be permitted to indemnify each employee or agent, to the fullest extent permitted by law or any applicable provision of this ARTICLE THIRTEENTH that shall not have been invalidated.

*  *  *  *  *

4.    (a)  Immediately before the filing of these Articles of Amendment, the total number of shares of capital stock of all designations which the Corporation had the authority to issue was twenty million (20,000,000), $0.001 par value per share, of which fifteen million (15,000,000) shares were common stock, $0.001 par value per share, and five million (5,000,000) shares were preferred stock, $0.001 par value per share representing an aggregate par value of twenty thousand dollars ($20,000).

(b)  Immediately after the filing of these Articles of Amendment, the total number of shares of capital stock of all designations which the Corporation has authority to issue is eighty million (80,000,000), $0.001 par value per share, of which seventy-five million (75,000,000) shares are common stock, $0.001 par value per share, and five million (5,000,000) shares are preferred stock, $0.001 par value per share representing an aggregate par value of eighty thousand dollars ($80,000).

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf as of the date first written above, by its undersigned President and attested by its Secretary. The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

Name: Charles K. Knight President

Name: Alexander S. Hewitt Secretary

ANNEX II

AMERIVEST PROPERTIES INC.

2003 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1.    Purpose.    The AmeriVest Properties Inc. 2003 Long-Term Stock Incentive Plan (the “Plan”) has been established by AmeriVest Properties Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2.    Participation.    Subject to the terms and conditions of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3.    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).

SECTION 2

OPTIONS AND SARS

2.1.    Definitions.

(a)  The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)  A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.    Exercise Price.    The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that, subject to subsection 4.6, the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3.    Exercise.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4.    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)  The Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.    Settlement of Award.    Settlement of Options and SARs is subject to subsection 4.7. Except for either adjustments pursuant to paragraph 4.2(f) (relating to the adjustment of shares), or decreases approved by the Company’s stockholders, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price.

SECTION 3

OTHER STOCK AWARDS

3.1.    Definitions.

(a)  A “Bonus Stock” Award is a grant of shares of Stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due.

(b)  A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(c)  A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(d)  A “Performance Unit” Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(e)  A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2.    Restrictions on Awards.    Each Bonus Stock Award, Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)  The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: the Company’s share price, total return, occupancy, leasing activity, expense vs. budgets, tenant retention, tenant satisfaction, cash flow/net assets ratio, debt/capital ratio, return on total capital, return on equity, funds from operations, funds from operations per share growth, revenue growth and total return to shareholders. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1.    Effective Date.    Subject to the approval of the shareholders of the Company at the Company’s 2003 annual meeting of its shareholders, the Plan shall be effective as of January 1, 2003 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2.    Shares Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)  Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 500,000 shares of Stock.

(c)  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)  Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)  The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 250,000 shares during any one calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (i).

(ii)  For Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 250,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(iii)  For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $1,000,000 may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f)  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

4.3.    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) above shall be limited to shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan;

provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

4.5.    Grant and Use of Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6.    Dividends and Dividend Equivalents.    An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired, and regardless of whether the underlying Stock is granted to the Participant), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7.    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8.    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9.    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.    Agreement With Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11.    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board

(including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12.    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13.    Limitation of Implied Rights.

(a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14.    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

COMMITTEE

5.1.    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 5. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

5.2.    Powers of Committee.    The Committee’s administration of the Plan shall be subject to the following:

(a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

(b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

5.3.    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4.    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 6.

SECTION 7

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)  Award.    The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b)  Board.    The term “Board” means the Board of Directors of the Company.

(c)  Code.    The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)  Eligible Individuals.    For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(e)  Fair Market Value.    The “Fair Market Value” of a share of Stock as of any date shall be determined in good faith by the Committee.

(f)  Subsidiary.    The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(g)  Stock.    The term “Stock” means shares of common stock of the Company.

PROXY	PROXY

For the Annual Meeting of Stockholders of

AMERIVEST PROPERTIES INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned stockholder of AmeriVest Properties Inc. (the “Corporation”) hereby appoints William T. Atkins and Charles K. Knight, or either of them, as proxies or                              (stockholders may strike the person(s) designated by the management of the Corporation and insert the name and address of the person(s) to vote the proxy and mail the proxy to the named proxy holder(s)) with full power of substitution to vote or otherwise represent all the shares of the undersigned with all of the powers which the undersigned would possess if personally present and voting such shares at the Annual Meeting of Stockholders of the Corporation, to be held at Centerra Building Conference Center, 1873 S. Bellaire Street, Ste. 570, Denver, Colorado 80222 on May 20, 2003 at 10:00 a.m. (Denver time), or any adjournments thereof, on the following matters. The undersigned hereby revokes any proxy previously given with respect to such shares.

1.	Election of the following directors to hold office until the annual meeting of stockholders to be held in the year 2006 and thereafter until their successors are duly elected and have qualified:

	FOR John A. Labate, Class 1 director	[ ]	WITHHOLD AUTHORITY, John A. Labate, Class 1 director	[ ]

	FOR Harry P. Gelles, Class 1 director	[ ]	WITHHOLD AUTHORITY, Harry P. Gelles, Class 1 director	[ ]

	FOR Patrice Derrington, Class 1 director	[ ]	WITHHOLD AUTHORITY, Patrice Derrington, Class 1 director	[ ]

Election of the following director to hold office until the annual meeting of stockholders to be held in the year 2004 and thereafter until his successor is duly elected and has qualified:

	FOR James F. Etter, Class 2 director	[ ]	WITHHOLD AUTHORITY, James F. Etter, Class 2 director	[ ]

2.	To approve the Articles of Amendment and Restatement of the AmeriVest Properties Inc. Articles of Incorporation.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To approve the AmeriVest Properties Inc. 2003 Long-Term Incentive Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2 and 3 and, in the discretion of the proxy holders, on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. This proxy is solicited on behalf of the Board of Directors of AmeriVest Properties Inc.

(Continued and to be signed on the reverse side)

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     [   ]

Dated:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

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